Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2025 Equity Incentive Plan of Terreno Realty Corporation of our reports dated February 5, 2025, with respect to the consolidated financial statements of Terreno Realty Corporation and the effectiveness of internal control over financial reporting of Terreno Realty Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 2024, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

San Francisco, California
August 1, 2025